UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2025
ARES REAL ESTATE INCOME TRUST INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Tabor Center, 1200 Seventeenth Street, Suite 2900, Denver, CO	80202

(Address of Principal Executive Offices)	(Zip Code)
(303) 228-2200
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01     Other Events.
Ares Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K in order to provide an update regarding our net asset value (“NAV”), our assets and portfolio.
Most Recent Transaction Price and Net Asset Value Per Share
February 1, 2026 Transaction Price
The transaction price for each of our share classes is equal to such share class’s NAV per share as of December 31, 2025. A calculation of the NAV per share is set forth below.
December 31, 2025 NAV Per Share
Our board of directors, including a majority of our independent directors, has adopted valuation procedures, as amended from time to time, that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. Our most recent NAV per share for each share class, which is updated as of the last calendar day of each month, is posted on our website at www.areswms.com/solutions/areit and is also available on our toll-free, automated telephone line at (888) 310-9352. With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S. Inc., a third-party valuation firm, to serve as our independent valuation advisor (“Altus Group” or the “Independent Valuation Advisor”) with respect to helping us administer the valuation and review process for the real properties in our portfolio, providing monthly real property appraisals and valuations for certain of our debt-related assets, reviewing annual third-party real property appraisals, reviewing the internal valuations of loans (“DST Program Loans”) provided to certain investors in our program to raise capital in private placements exempt from registration pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended, through the sale of beneficial interests (“DST Interests”) in specific Delaware statutory trusts holding real properties, including properties currently indirectly owned by our operating partnership (the “DST Program”), and debt-related liabilities performed by Ares Commercial Real Estate Management LLC (our “Advisor”), providing quarterly valuations of our properties subject to master lease obligations associated with the DST Program, and assisting in the development and review of our valuation procedures.
As used below, “Fund Interests” means our outstanding shares of common stock, along with the partnership units in our operating partnership (“OP Units”), which may be or were held directly or indirectly by the Advisor, our former sponsor, members or affiliates of our former sponsor, and third parties, and “Aggregate Fund NAV” means the NAV of all the Fund Interests.

The following table sets forth the components of Aggregate Fund NAV as of December 31, 2025 and November 30, 2025:

	As of
(in thousands)	December 31, 2025	November 30, 2025
Investments in residential properties	$2,671,600	$2,666,550
Investments in industrial properties	3,004,700	2,956,300
Investments in retail properties	728,250	723,200
Investments in office properties	400,150	399,400
Investments in other properties (1)	760,450	201,200
Total investment in real estate properties	7,565,150	6,946,650
Investments in real estate debt and securities	302,597	499,622
Investments in unconsolidated joint venture partnerships	467,237	451,636
DST Program Loans	191,502	200,199
Total investments	8,526,486	8,098,107
Cash and cash equivalents	35,747	42,135
Restricted cash	7,813	7,893
Other assets	71,754	69,051
Line of credit, term loans and mortgage notes	(3,005,732)	(2,593,192)
Secured financings on debt-related investments	—	(141,367)
Financing obligations associated with our DST Program	(2,331,517)	(2,439,646)
Other liabilities	(141,374)	(126,144)
Accrued performance participation allocation	(16,544)	(14,882)
Accrued advisory fees	(4,984)	(4,900)
Noncontrolling interests in consolidated joint venture partnerships	(19,149)	(19,435)
Aggregate Fund NAV	$3,122,500	$2,877,620
Total Fund Interests outstanding	388,599	359,945
____________________________________________
(1)Includes self-storage and data center properties.
The following table sets forth the NAV per Fund Interest as of December 31, 2025 and November 30, 2025:

(in thousands, except		Class T-R	Class S-R	Class D-R	Class I-R	Class E	Class S-PR	Class D-PR	Class I-PR	Class B
per Fund Interest data)	Total	Shares	Shares	Shares	Shares	Shares	Shares	Shares	Shares	Shares	OP Units
As of December 31, 2025
Monthly NAV	$3,122,500	$183,771	$293,037	$45,879	$499,875	$319,905	$46,266	$3,213	$69,599	$204,174	$1,456,781
Fund Interests outstanding	388,599	22,870	36,469	5,710	62,210	39,812	5,758	400	8,662	25,410	181,298
NAV Per Fund Interest	$8.0353	$8.0353	$8.0353	$8.0353	$8.0353	$8.0353	$8.0353	$8.0353	$8.0353	$8.0353	$8.0353
As of November 30, 2025
Monthly NAV	$2,877,620	$185,564	$298,740	$45,692	$489,642	$320,295	$41,288	$176	$61,096	$203,141	$1,231,986
Fund Interests outstanding	359,945	23,211	37,368	5,715	61,247	40,064	5,164	22	7,642	25,410	154,102
NAV Per Fund Interest	$7.9946	$7.9946	$7.9946	$7.9946	$7.9946	$7.9946	$7.9946	$7.9946	$7.9946	$7.9946	$7.9946
Under U.S. generally accepted accounting principles (“GAAP”), we record liabilities for ongoing distribution fees that we estimate we may pay in future periods for the Fund Interests. As of December 31, 2025, we estimated approximately $73.0 million of ongoing distribution fees were potentially payable. We do not deduct the liability for estimated future distribution fees in our calculation of NAV since we intend for our NAV to reflect our estimated value on the date that we determine our NAV. Accordingly, our estimated NAV at any given time does not include consideration of any estimated future distribution fees that may become payable after such date.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to redeem shares under our share redemption program and our ability to make exceptions to, modify or suspend our share redemption program at any time. Our NAV generally does not reflect the potential impact of exit costs (e.g. selling costs and commissions related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold today. While we may use market pricing concepts to value individual components of our NAV, our per share NAV is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.
Our NAV is not a representation, warranty or guarantee that: (i) we would fully realize our NAV upon a sale of our assets; (ii) shares of our common stock would trade at our per share NAV on a national securities exchange; and (iii) a stockholder would be able to realize the per share NAV if such stockholder attempted to sell his or her shares to a third party.
The valuations of our real properties as of December 31, 2025, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties, were provided by the Independent Valuation Advisor in accordance with our valuation procedures. Certain key assumptions that were used by the Independent Valuation Advisor in the discounted cash flow analysis are set forth in the following table based on weighted-averages by property type.

	Residential		Industrial		Retail		Office		Other		Weighted-Average Basis
Exit capitalization rate	5.1%	%	5.7%	%	6.4%	%	7.4%	%	5.6%	%	5.7%	%
Discount rate / internal rate of return	7.0%	%	7.3%	%	7.2%	%	8.8%	%	7.7%	%	7.3%	%
Average holding period (years)	10.0		10.0		9.9		10.0		10.0		10.0
A change in the exit capitalization and discount rates used would impact the calculation of the value of our real property. For example, assuming all other factors remain constant, the changes listed below would result in the following effects on the value of our real properties, excluding certain newly acquired properties that are currently held at cost which we believe reflects the fair value of such properties:

Input	Hypothetical Change	Residential		Industrial		Retail		Office		Other		Weighted-Average Values
Exit capitalization rate (weighted-average)	0.25% decrease	3.3%	%	3.0%	%	2.3%	%	2.5%	%	2.8%	%	3.0%	%
	0.25% increase	(3.0)%	%	(2.8)%	%	(2.2)%	%	(2.3)%	%	(2.6)%	%	(2.8)%	%
Discount rate (weighted-average)	0.25% decrease	2.0%	%	2.0%	%	1.9%	%	2.1%	%	1.9%	%	2.0%	%
	0.25% increase	(1.9)%	%	(1.9)%	%	(1.8)%	%	(2.0)%	%	(1.9)%	%	(1.9)%	%
Distributions
We authorized monthly gross distributions for each class of shares of our common stock in the amount of $0.03450 per share for the month of December 2025. These distributions were paid to all stockholders of record as of the close of business on December 31, 2025, net of, as applicable, distribution fees that are payable monthly with respect to certain classes of shares of our common stock.

Update on Our Assets and Activities
As of December 31, 2025, our consolidated investments include 143 real estate properties totaling approximately 30.5 million square feet located in 34 markets throughout the U.S., which were 94.9% leased.
As of December 31, 2025, our leverage ratio was 35.6% (calculated as outstanding principal balance of our borrowings, including secured financings on debt-related investments, less cash and cash equivalents, divided by the fair value of our real property, net investments in unconsolidated joint venture partnerships and investments in real estate debt and securities not associated with the DST Program, as determined in accordance with our valuation procedures) and the weighted-average interest rate of our consolidated borrowings was 4.85%.
For the quarter ended December 31, 2025, we raised gross proceeds of approximately $457.4 million, including proceeds from our distribution reinvestment plan and the sale of DST Interests (including $25.5 million of DST Interests financed by DST Program Loans). The aggregate dollar amount of common stock and OP Unit redemptions requested for October, November and December, which were redeemed in full on November 1, 2025, December 1, 2025 and January 1, 2026, respectively, was $43.2 million. During December 2025, we issued 27.8 million OP Units in exchange for DST Interests for a net investment of $220.7 million. In addition, we paid $0.5 million in cash in exchange for DST Interests.
Update on Real Properties
As of December 31, 2025, our consolidated investments include 143 real estate properties totaling approximately 30.5 million square feet located in 34 markets throughout the U.S., which were 94.9% leased. Rent growth on comparable commercial leases executed during the trailing 12 months ended December 31, 2025 averaged 24.3% when calculated using cash basis rental rates and 42.3% when calculated using GAAP basis rental rates. For our industrial properties, rent growth on comparable leases executed during the trailing 12 months ended December 31, 2025 averaged 33.0% when calculated using cash basis rental rates and 53.1% when calculated using GAAP basis rental rates. Rent decline on new and renewal residential leases executed during the trailing 12 months ended December 31, 2025 averaged 1.7%. As of December 31, 2025, rents across our residential properties and industrial properties, our two largest categories, were estimated to be 5.9% and 20.3% below market (on a weighted-average basis).
As used herein, the term “commercial” refers to our industrial, retail, office and data center properties or customers, as applicable.
Acquisitions. During the three months ended December 31, 2025, we acquired four industrial properties and two data center properties for an aggregate contractual purchase price of $768.1 million.
Portfolio Overview. We currently group our real property portfolio into five categories: residential, industrial, retail, office and other. The following table summarizes our real property portfolio by category as of December 31, 2025:

					Average
		Number of		% of Total	Effective Annual
($ and square feet in thousands,	Number of	Real	Rentable	Rentable	Base Rent per	%
except for per square foot data)	Markets (1)	Properties	Square Feet	Square Feet	Square Foot (2)	Leased
Residential properties	12	24	6,720	22.1% %	$28.44	93.3%	%
Industrial properties	28	83	18,664	61.3	7.58	96.7
Retail properties	8	18	2,292	7.5	21.00	97.0
Office properties	5	6	1,221	4.0	38.73	76.5
Other properties (3)	6	12	1,558	5.1	28.40	91.0
Total real property portfolio	34	143	30,455	100.0% %	$15.17	94.9%	%
____________________________________________
(1)Reflects the number of unique markets by category and in total. As such, the total number of markets does not equal the sum of the number of markets by category as certain categories are located in the same market.
(2)Amount calculated as total annualized base rent, which includes the impact of any contractual tenant concessions (cash basis) per the terms of the lease, divided by total lease square footage as of December 31, 2025.
(3)Includes self-storage and data center properties.

Market Diversification. The following table summarizes certain operating metrics of our real property portfolio by market and by category as of December 31, 2025:

($ and square feet in thousands)	Number of Properties	Investment in Real Estate Properties	% of Gross Investment Amount		Rentable Square Feet	% of Total Rentable Square Feet		% Leased (1)
Residential properties:
Atlanta, GA	3	$293,053	4.1%	%	808	2.7%	%	91.6%	%
Central Florida	3	437,556	6.1		958	3.1		92.9
Charlotte, NC	2	170,305	2.4		487	1.6		91.9
Dallas, TX	4	363,616	5.0		1,124	3.7		94.0
D.C. / Baltimore	1	97,287	1.4		288	0.9		93.2
Denver, CO	1	81,202	1.1		201	0.7		94.6
Pennsylvania	1	93,615	1.3		235	0.8		88.8
Phoenix, AZ	1	137,932	1.9		409	1.3		94.2
San Antonio, TX	2	151,974	2.1		592	1.9		94.8
Seattle, WA	1	123,952	1.7		208	0.7		93.7
South Florida	4	466,512	6.5		1,202	4.0		95.5
Tucson, AZ	1	126,020	1.7		208	0.7		87.3
Total residential properties (7,381 units)	24	2,543,024	35.3		6,720	22.1		93.3
Industrial properties:
Atlanta, GA	1	66,485	0.9		798	2.6		100.0
Bay Area, CA	3	169,270	2.3		614	2.0		88.0
Central Florida	6	244,809	3.4		1,413	4.6		85.8
Charlotte, NC	1	22,729	0.3		208	0.7		100.0
Chicago, IL	2	91,376	1.3		875	2.9		100.0
Cincinnati, OH	2	34,115	0.5		395	1.3		55.2
Columbus, OH	4	95,291	1.3		1,006	3.3		100.0
Dallas, TX	5	201,876	2.8		1,896	6.2		100.0
D.C. / Baltimore	6	148,677	2.1		1,108	3.6		100.0
Denver, CO	2	59,289	0.8		365	1.2		100.0
Greater Boston	4	142,307	2.0		577	1.9		100.0
Houston, TX	5	140,183	1.9		1,210	4.0		100.0
Indianapolis, IN	7	135,454	1.9		1,591	5.2		100.0
Las Vegas, NV	2	33,790	0.5		276	0.9		100.0
Louisville, KY	1	19,770	0.3		235	0.8		100.0
Metro New York	2	29,960	0.4		172	0.6		100.0
New Jersey	4	68,459	0.9		571	1.9		100.0
Pennsylvania	3	100,701	1.4		564	1.9		78.7
Phoenix, AZ	3	65,960	0.9		337	1.1		100.0
Portland, OR	3	65,051	0.9		395	1.3		100.0
Reno, NV	1	69,631	1.0		723	2.4		100.0
Richmond, VA	4	87,652	1.2		618	2.0		100.0
Salt Lake City, UT	2	144,262	2.0		916	3.0		94.6
San Antonio, TX	4	115,993	1.6		970	3.2		100.0
San Diego, CA	1	26,452	0.4		136	0.5		100.0
Seattle, WA	2	114,208	1.6		410	1.3		100.0
South Florida	1	15,197	0.2		76	0.2		100.0
Southern California	2	69,060	0.9		209	0.7		100.0
Total industrial properties	83	2,578,007	35.7		18,664	61.3		96.7

($ and square feet in thousands)	Number of Properties	Investment in Real Estate Properties	% of Gross Investment Amount		Rentable Square Feet	% of Total Rentable Square Feet		% Leased (1)
Retail properties:
Atlanta, GA	1	58,726	0.8		328	1.1		100.0
Birmingham, AL	1	45,458	0.7		193	0.6		95.5
D.C. / Baltimore	1	41,440	0.6		131	0.4		100.0
Greater Boston	10	268,075	3.7		982	3.2		96.1
New Jersey	1	67,224	0.9		226	0.8		95.7
Raleigh, NC	1	45,292	0.6		125	0.4		91.6
South Florida	2	116,457	1.6		206	0.7		99.2
Tulsa, OK	1	36,237	0.5		101	0.3		100.0
Total retail properties	18	678,909	9.4		2,292	7.5		97.0
Office properties:
Austin, TX	1	86,412	1.2		272	0.9		44.9
D.C. / Baltimore	1	95,030	1.3		128	0.4		81.3
Metro New York	1	271,305	3.8		595	2.0		82.3
Minneapolis / St. Paul, MN	1	39,621	0.5		103	0.3		92.8
New Jersey	2	47,890	0.7		123	0.4		100.0
Total office properties	6	540,258	7.5		1,221	4.0		76.5
Other properties (2):
Central Florida	3	34,730	0.5		187	0.6		80.4
D.C. / Baltimore	2	689,072	9.6		745	2.5		100.0
New Jersey	1	23,959	0.3		91	0.3		89.7
Pennsylvania	3	63,207	0.9		274	0.9		85.9
Richmond, VA	1	16,698	0.2		100	0.3		72.7
South Florida	2	44,271	0.6		161	0.5		82.8
Total other properties	12	871,937	12.1		1,558	5.1		91.0
Total real property portfolio	143	$7,212,135	100.0%	%	30,455	100.0%	%	94.9%	%
____________________________________________
(1)Percentage leased is based on executed leases as of December 31, 2025.
(2)Includes self-storage and data center properties.
The following table sets forth the top 10 geographic allocations of our real property portfolio based on fair value as of December 31, 2025:

($ in thousands)	Number of Properties	Fair Value of Real Properties	% of Fair Value
D.C. / Baltimore	11	$986,350	13.0%	%
South Florida	9	721,600	9.5
Central Florida	12	715,850	9.5
Dallas, TX	9	547,800	7.2
Atlanta, GA	5	487,400	6.5
Greater Boston	14	421,650	5.6
Pennsylvania	7	273,450	3.6
San Antonio, TX	6	272,950	3.6
Seattle, WA	3	258,400	3.4
New Jersey	8	253,150	3.4
Other	59	2,626,550	34.7
Total real properties	143	$7,565,150	100.0%	%

Lease Terms. Commercial lease terms typically range from one to 10 years, and often include renewal options. Commercial leases that are structured on a “triple net basis”, in which customers pay their proportionate share of real estate taxes, insurance, common area maintenance, and certain other operating costs, account for 89.8% of our total leased commercial portfolio, based on number of commercial leases. Most of our commercial leases include fixed rental increases or Consumer Price Index-based rental increases and are not based on the income or profits of any person. The majority of our residential and self-storage leases expire within 12 months.
Lease Expirations. As of December 31, 2025, the weighted-average remaining term of our total leased commercial portfolio was approximately 5.7 years based on annualized base rent and 4.7 years based on leased square footage, excluding renewal options. The following table summarizes the lease expirations at our commercial properties for leases in place as of December 31, 2025, without giving effect to the exercise of renewal options or termination rights, if any. The table excludes our residential and self-storage properties as substantially all leases at such properties expire within 12 months.

($ and square feet in thousands)	Number of Commercial Leases	Annualized Base Rent (1)	% of Total Annualized Base Rent (1)		Leased Square Feet	% of Total Leased Square Feet
2026 (2)	62	$17,981	7.3%	%	1,768	8.0%	%
2027	69	24,721	10.0		2,670	12.1
2028	91	34,699	14.0		3,446	15.7
2029	74	31,839	12.8		3,553	16.2
2030	73	28,915	11.7		2,383	10.8
2031	43	17,656	7.1		1,947	8.9
2032	26	17,867	7.2		1,661	7.6
2033	25	9,212	3.7		681	3.1
2034	23	17,407	7.0		1,991	9.1
2035	22	12,142	4.9		852	3.9
Thereafter	26	35,429	14.3		1,009	4.6
Total leased	534	$247,868	100.0%	%	21,961	100.0%	%
____________________________________________
(1)Annualized base rent is calculated as monthly base rent including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of December 31, 2025, multiplied by 12.
(2)Includes four leases totaling approximately 100,000 square feet that expired on December 31, 2025.

Customer Diversification. We believe that the customer base that occupies our real property portfolio is generally stable and well-diversified. As of December 31, 2025, there were no customers that represented more than 10.0% of total annualized base rent or more than 10.0% of total leased square feet. The following table reflects our 10 largest customers, based on annualized base rent, as of December 31, 2025:

($ and square feet in thousands)	Number of Locations (1)	Annualized Base Rent (2)	% of Total Annualized Base Rent (2)		Leased Square Feet	% of Total Leased Square Feet
Amazon / Whole Foods	7	$33,303	7.6%	%	1,349	4.7%	%
Stop & Shop	7	8,163	1.9		449	1.5
S.P. Richards Company	7	7,874	1.8		954	3.3
MF Warehouse	1	5,630	1.3		770	2.6
FedEx	3	5,386	1.2		1,063	3.7
Mizuho Bank Ltd.	1	4,622	1.1		110	0.4
SpaceX	2	4,117	0.9		269	0.9
Kuehne + Nagel	1	4,040	0.9		432	1.5
Veritiv Operating Company	2	3,480	0.8		804	2.8
S&S Activewear	1	3,257	0.7		657	2.3
Total	32	$79,872	18.2%	%	6,857	23.7%	%
____________________________________________
(1)Reflects the number of properties for which the customer has at least one lease in-place.
(2)Annualized base rent is calculated as monthly base rent including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of December 31, 2025, multiplied by 12.
The majority of our customers do not have a public corporate credit rating. We evaluate creditworthiness and financial strength of prospective commercial customers based on financial, operating and business plan information that such prospective customers provide to us, as well as other market, industry and economic information that is generally publicly available. As a result of this assessment, we may require that the customers enhance their credit by providing us with security deposits, letters of credit from established financial institutions, or personal or corporate guarantees. Customer creditworthiness often influences the amount of upfront tenant improvements, lease incentives, concessions or other leasing costs. We evaluate creditworthiness of our residential customers based on standard market practice, which includes credit checks.

Industry Diversification. We intend to maintain a well-diversified mix of customers to limit our exposure to any single customer or industry. Our diversified investment strategy inherently provides for customer diversity, and we continue to monitor our exposure relative to our larger customer industry sectors. The following table reflects the 10 largest industry concentrations within our portfolio, based on annualized base rent, as of December 31, 2025 and assumes that our residential and self-storage investments are not concentrated within any specific industry:

($ and square feet in thousands)	Number of Leases	Annualized Base Rent (1)	% of Total Annualized Base Rent		Leased Square Feet	% of Total Leased Square Feet
eCommerce / Fulfillment	9	$33,918	7.7%	%	1,614	5.6%	%
Storage / Warehousing	24	19,937	4.6		2,692	9.3
Professional Services	55	17,012	3.9		685	2.4
Transportation / Logistics	15	16,549	3.8		2,268	7.8
Food & Beverage	87	15,710	3.6		940	3.3
Supermarket	16	14,911	3.4		841	2.9
Apparel / Clothing	20	12,406	2.8		1,726	6.0
Financial	16	12,043	2.7		269	0.9
Manufacturing	14	9,492	2.2		1,292	4.5
Electrical / Wire	6	8,860	2.0		1,072	3.7
Total	262	$160,838	36.7%	%	13,399	46.4%	%
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(1)Annualized base rent is calculated as monthly base rent including the impact of any contractual tenant concessions (cash basis) per the terms of the lease as of December 31, 2025, multiplied by 12.
Update on Suitability Standards
The suitability standards for Class T-R, Class S-R, Class D-R and Class I-R stockholders participating in the distribution reinvestment plan listed in the section captioned, “Suitability Standards” in our current Class T-R, Class S-R, Class D-R and Class I-R public offering prospectus (the “Prospectus”) included in our Registration Statement on Form S-3 (File No. 333-252212) are hereby updated to delete and replace the suitability standard for Alabama investors with the standard shown below, effective with respect to all Class T-R, Class S-R, Class D-R and Class I-R shares purchased pursuant to our distribution reinvestment plan on and after February 20, 2026.
Alabama—An Alabama resident must have (i) a minimum net worth of at least $350,000, or (ii) a minimum net worth of at least $100,000 and a minimum annual gross income of at least $100,000. In addition, an Alabama resident’s aggregate investment in Ares Real Estate Income Trust, Inc. and other non-traded direct participation programs shall not exceed 10% of such Alabama resident’s liquid net worth at the time of investment. For these purposes, “liquid net worth” is the portion of an individual’s net worth consisting of cash, cash equivalents, and readily marketable securities. This 10% concentration limit will not apply to investments made by an Alabama resident as a result of participation in a distribution reinvestment program, nor will it apply to any Alabama resident that is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended.
For purposes of this “Suitability Standards” section of the Prospectus, investments in other “non-traded direct participation programs” include investments in other REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but exclude investments in securities (x) listed on a securities exchange, (y) sold pursuant to a private offering that is exempt from federal and state registration requirements, and (z) issued by any investment company registered pursuant to the Investment Company Act of 1940, as amended.

Forward-Looking Statements
This Current Report on Form 8-K includes certain statements that are intended to be deemed “forward-looking statements” within the meaning of, and to be covered by the safe harbor provisions contained in, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are generally identifiable by the use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” “continue,” or other similar words or terms and include, without limitation, statements regarding the estimates and assumptions used in the calculation of our NAV per Fund Interest. These statements are based on certain assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the factors that may cause results to vary are the negative impact of increased inflation, changes in interest rates, developments related to tariffs and trade policies and the resulting impacts on market volatility and global trade, the conflict between Russia and Ukraine, and/or the ongoing conflict in the Middle East on our financial condition and results of operations being more significant than expected, general economic and business (particularly real estate and capital market) conditions being less favorable than expected, the business opportunities that may be presented to and pursued by us, changes in laws or regulations (including changes to laws governing the taxation of real estate investment trusts (“REITs”)), risk of acquisitions, availability and creditworthiness of prospective customers, availability of capital (debt and equity), interest rate fluctuations, competition, supply and demand for properties in current and any proposed market areas in which we invest, our customers’ ability and willingness to pay rent at current or increased levels, accounting principles, policies and guidelines applicable to REITs, environmental, regulatory and/or safety requirements, customer bankruptcies and defaults, the availability and cost of comprehensive insurance, including coverage for terrorist acts, and other factors, many of which are beyond our control. For a further discussion of these factors and other risk factors that could lead to actual results materially different from those described in the forward-looking statements, see “Risk Factors” under Item 1A of Part 1 of our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent periodic and current reports filed with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.
Item 9.01     Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description
99.1*	Consent of Altus Group U.S. Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
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*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ares Real Estate Income Trust Inc.

January 16, 2026	By:	/s/ TAYLOR M. PAUL
Taylor M. Paul Managing Director, Chief Financial Officer and Treasurer